UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 05, 2024

ASPEN AEROGELS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36481	04-3559972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Forbes Road Building B
Northborough, Massachusetts		01532
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (508) 691-1111

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ASPN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2024, the Compensation and Leadership Development Committee (the “Committee”) of the Board of Directors of Aspen Aerogels, Inc. (the “Company”) approved the cancellation of the outstanding, unearned portion of the performance-based restricted shares granted to certain employees pursuant to the Company’s 2014 Employee, Director and Consultant Equity Incentive Plan on June 29, 2021 (to Donald R. Young) and June 2, 2022 (to certain other employees). The Committee determined that based on current market conditions, the likelihood of achievement of any of the remaining performance hurdles applicable to the unearned restricted shares is remote, and that the unearned restricted shares therefore had ceased to have incentive value for the grantees. On March 6, 2024, the Company entered into cancellation agreements, pursuant to which the applicable employees agreed to such cancellation.

The following table sets forth, with respect to each applicable employee, the number of unearned restricted shares that were cancelled:

Name:	Position:	Cancelled Unvested Restricted Shares:
Donald R. Young	President and Chief Executive Officer	304,666
Virginia H. Johnson	Chief Legal Officer, General Counsel, Corporate Secretary and Chief Compliance Officer	53,590
Gregg R. Landes	Senior Vice President, Operations and Strategic Development	53,590
Ricardo C. Rodriguez	Chief Financial Officer and Treasurer	53,590
Keith L. Schilling	Senior Vice President, Technology	53,590
Corby C. Whitaker	Senior Vice President, Sales and Marketing	53,590
George L. Gould	Chief Technology Officer	53,590

The cancelled unearned restricted shares were added to the number of shares available for awards under the Company’s 2023 Equity Incentive Plan. For financial accounting purposes, the cancellation of the unearned restricted shares will result in the immediate charge of approximately $2.2 million of unamortized compensation costs.

The foregoing description of the terms of the cancellation agreements is a summary only, does not purport to be a complete description, and is qualified in its entirety by reference to the full text of such agreements, which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1+	SEIG Award Cancellation Agreement, dated March 6, 2024 (Donald R. Young)

10.2+	Form of SEIG Award Cancellation Agreement, dated March 6, 2024 (other employees)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+ Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aspen Aerogels, Inc.

Date:	March 7, 2024	By:	/s/ Ricardo C. Rodriguez
		Name:	Ricardo C. Rodriguez
		Title:	Chief Financial Officer and Treasurer